SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
Amendment No. 1
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 17, 2021

(Exact name of registrant as specified in its charter)
UNION BANKSHARES, INC.

(State or other jurisdiction		(Commission	(IRS Employer
of incorporation)		File Number)	Identification Number)
VT		001-15985	03-0283552

(Address of principal executive offices)			(Zip Code)
20 Lower Main St., P.O. Box 667			05661-0667
Morrisville	,	VT

Registrant's telephone number, including area code: (802) 888-6600

(Former name or former address, if changed since last report)
Not applicable

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting materials pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendments to Articles of Association and Bylaws; Change in Fiscal Year

On March 18, 2021, Union Bankshares, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Report”) to report on the adoption on March 17, 2021 of Amended and Restated Bylaws by the Company’s Board of Directors (the “Board”). The narrative description of the amendments in the Report incorrectly stated that Section 2.1 of the Amended and Restated Bylaws provides that the annual meeting of shareholders will be held on the third Tuesday in May each year, subject to the discretion of the Board to establish a different date. The correct date for the holding of the annual meeting of shareholders, as provided in Section 2.1 of the Amended and Restated Bylaws, is the third Wednesday in May, subject to the discretion of the Board to establish a different date.

There are no other changes to the Report.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit 99.1    Amended and Restated Bylaws of Union Bankshares, Inc. (amended and restated through March 17, 2021), filed as Exhibit 99.1 to the Current Report on Form 8-K filed on March 18, 2021, and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Union Bankshares, Inc.

March 24, 2021	/s/ Karyn J. Hale
Karyn J. Hale
Chief Financial Officer

EXHIBIT INDEX

99.1	Amended and Restated Bylaws of Union Bankshares, Inc. (amended and restated through March 17,2021), filed as Exhibit 99.1 to the Current Report on Form 8-K filed on March 18, 2021, and incorporated herein by reference.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)